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                                                             EXHIBIT 4(j)

-------------                  SEE LEGEND ON REVERSE SIDE                                ---------------
   NUMBER                                                                                    WARRANTS
                          VOID AFTER 5:00 P.M. NEW YORK TIME ON
 UEIW                           COMMON STOCK PURCHASE WARRANTS
-------------                                                                             ---------------

                           EUROWEB INTERNATIONAL CORP.
              Incorporated Under The Laws Of The State of Delaware


                               PURCHASE WARRANTS                                          CUSIP 298801 11 9



THIS CERTIFIES THAT
FOR VALUE RECEIVED:


or registered assigns (the "Registered Holder") is the owner of the number of Common Stock Purchase Warrants ("Warrants")
specified above. Each Warrant entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one (1) fully paid and nonassessable share of
Common Stock, $.001 par value, of Euroweb International Corp., a Delaware corporation (the "Company"), at any time prior to the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the
Subscription Form on the reverse hereof duly executed, at the corporate office of American Stock Transfer & Trust Company,
as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $    .00 (the "Purchase Price") in lawful
money of the United States of America in cash or by official bank or certified check made payable to Euroweb International
Corp. in New York Clearing House funds.
     The Warrant Certificate is issued pursuant to and is subject in all respects to the terms and conditions set forth in
Warrant Agreement (the "Warrant Agreement"), dated as of               ,     , by and among the Company and the Warrant Agent.
     In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price or the number of shares of
Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.
     Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common
Stock will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this
Warrant Certificate upon the surrender hereof and shall exercise and deliver a new Warrant Certificate or Warrant Certificate of like tenor, which the Warrant Agent shall countersign for the balance of such Warrants.
     The term "Expiration Date" shall mean 5:00 P.M. (New York time) on            ,    . If such date shall in the State of New
York be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 P.M. (New York time) on the next following day which in the State of New York is not a holiday or day on which banks are authorized to close.
     The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended, with respect to such securities is effective. The Company has covenanted and agreed that it will file a registration statement and will use its best efforts to cause the same to become effective and to keep such registration statement current while any of the Warrants are outstanding. This Warrant shall not be exercisable by a
Registered Holder in any state where such exercise would be unlawful.
     This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the
Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of
Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered
Holder at the time of such surrender. Upon due presentment of this Warrant Certificate for registration of transfer at such office, together with any tax of other governmental charge imposed in connection therewith, a new Warrant Certificate or Warrant
Certificate representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.
     Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.
     Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the
Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.
     The Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York.
     This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

DATED:


EUROWEB INTERNATIONAL CORP.                            [SEAL]


/s/Frank R. Cohen                                                                 /s/Robert Genova
-----------------                                                                 ----------------

Countersigned and Registered

  American Stock Transfer & Trust Company, New York, NY
                                             Transfer Agent and Registrar

  By:

                         Authorized Signature

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Reverse side

                           EUROWEB INTERNATIONAL CORP.

                          COMMON STOCK PURCHASE WARRANT

         The following abbreviations, when used in the inscription on the face of this certificale, shall be construed as though they were written out in full according to applicable laws or regulations:

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
         TEN COM - as tenants in common              UNIF GIFT MIN ACT - ..........Custodian.........
         TEN ENT - as tenants by the entireties                                 (Cust)             (Minor)
         JT TEN - as joint tenants with right of                                under Uniform Gifts to Minors
                     survivorship and not as tenants

                     in common                                                          Act............
                                                                                                  (State)

     Additional abbreviations may also be used though not in the above list.

                         ------------------------------

                               SUBSCRIPTION FORM
  (To Be Executed by the Registered Holder in Order to Exercise the Warrants)

     The undersigned hereby irrevocably elects to exercise the right to purchase represented by the within Warrant ("Warrant") for and to purchase thereunder, _____________ shares of Common Stock provided therein and tenders herewith payment of the purchase price in full to the order of the Company and requests that certificates for such shares shall be issued in the name of:




PLEASE INSERT SOCIAL SECURITY OR OTHER
      IDENTIFYING NUMBER OF ASSIGNEE

-----------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
                         (Please print name and address)


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and, if such number of shares shall not be all the shares purchasable thereunder, that a new Warrant for the balance remaining of the shares purchasable under the within Warrant be registered in the name of, and delivered to the undersigned at the address stated below:

PLEASE INSERT SOCIAL SECURITY OR OTHER
      IDENTIFYING NUMBER OF ASSIGNEE

-----------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
                         (Please print name and address)


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Dated:_____________________, 19___

                                                                                         ------------------------------------------
                                                                                                            Signature
                                                                                          (Signature must conform in all respects to
                                                                                          name of holder as specified on the face
                                                                                          of this Warrant Certificate)


                         ------------------------------



                                   ASSIGNMENT
         (To be Executed by the Registered in Order to Assign Warrants)


     For Value Received, ____________ hereby sell, assign and transfer unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
      IDENTIFYING NUMBER OF ASSIGNEE

-----------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
                   (Please print or typewrite name and address, including zip code of assignee)

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the within Warrant together with all right, title and interest therein and does hereby irrevocably constitute and appoint

-----------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------Units
to transfer said Warrants on the books of the within named Corporation with full power of substitution in the premises.


Dated_______________, 19__



                                                     ------------------------------------------------------------------
                                                          NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.


STOCK MARKET INFORMATION EXCHANGE
www.stockinformation.com

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